                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                         HF FINANCIAL CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

                                     [LOGO]
                            -----------------------
                                FINANCIAL CORP.

                                 P.O. BOX 5000
                     SIOUX FALLS, SOUTH DAKOTA  57117-5000
                   PHONE (605) 333-7556 - FAX (605) 333-7621

                                October 15, 1996

Dear Fellow Stockholder:

    On behalf of the Board of Directors of HF Financial Corp., I cordially invite you to attend the Annual Meeting of Stockholders of the Corporation to be held at 2:00 p.m., Sioux Falls, South Dakota time, on November 20, 1996, at the Best Western Ramkota Inn located at 2400 North Louise Avenue, Sioux Falls, South Dakota.

    Stockholders are being asked to vote upon the election of three directors of the Corporation, to approve an amendment to the Corporation's 1991 Stock Option and Incentive Plan to increase the number of shares reserved for issuance under such Plan from 302,000 to 552,000, to approve the Corporation's 1996 Restricted Stock Option Plan, and to ratify the appointment of McGladrey & Pullen, LLP as auditors for the Corporation. Your Board of Directors unanimously recommends that you vote FOR each of the nominees for director, FOR the approval of the amendment to the Corporation's 1991 Stock Option and Incentive Plan, FOR the adoption of the Corporation's 1996 Director Restricted Stock Plan, and FOR the ratification of McGladrey & Pullen, LLP.

    I encourage you to attend the Meeting in person. Whether or not you plan to attend, however, PLEASE READ THE ENCLOSED PROXY STATEMENT AND THEN COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING POSTPAID RETURN ENVELOPE AS PROMPTLY AS POSSIBLE. This will save the Corporation additional expense in soliciting proxies and will ensure that your shares are represented at the Meeting.

    Thank you for your attention to this important matter.

                                          Very truly yours,

                                          /s/ Curtis L. Hage

                                          CURTIS L. HAGE
                                          CHAIRMAN, PRESIDENT AND CHIEF
                                          EXECUTIVE OFFICER

                               HF FINANCIAL CORP.

                             225 SOUTH MAIN AVENUE
                        SIOUX FALLS, SOUTH DAKOTA 57102

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 20, 1996

                            ------------------------

    Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of HF Financial Corp. (the "Corporation") will be held at 2:00 p.m. Sioux Falls, South Dakota time, on November 20, 1996, at the Best Western Ramkota Inn located at 2400 North Louise Avenue, Sioux Falls, South Dakota.

    A proxy card and a Proxy Statement for the Meeting are enclosed along with the 1996 Annual Report to Stockholders. The Meeting is for the purpose of considering and acting upon:

    1.  The election of three directors of the Corporation;

    2. The approval of an amendment to the Corporation's 1991 Stock Option and Incentive Plan to increase the number of shares of the Corporation's common stock reserved for issuance under such Plan from 302,000 to 552,000;

    3. The approval of the adoption of the Corporation's 1996 Directors Restricted Stock Plan;

    4. The ratification of the appointment of McGladrey & Pullen, LLP as auditors of the Corporation for the fiscal year ending June 30, 1997; and

such other matters as may properly come before the Meeting or any adjournments or postponements thereof. The Board of Directors is not aware of any other business to come before the Meeting.

    Any action may be taken on any one of the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. Stockholders of record at the close of business on September 23, 1996, are the stockholders entitled to vote at the Meeting and any adjournments or postponements thereof.

    A complete list of stockholders entitled to vote at the Meeting is available for examination by any Stockholder, for any purpose germane to the Meeting, between 9 A.M. and 3 P.M. on days which the Corporation is open for business, at the main office of the Corporation located at 225 South Main Avenue, Sioux Falls, South Dakota for a period of twenty days prior to the meeting.

    You are requested to complete, sign and date the enclosed proxy card, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed postpaid return envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                                          By Order of the Board of Directors,

                                          /s/ Donald F. Bertsch

                                          DONALD F. BERTSCH
                                          ACTING SECRETARY

Sioux Falls, South Dakota
October 15, 1996

--------------------------------------------------------------------------------

IMPORTANT: THE PROMPT RETURN OF PROXY CARDS WILL SAVE THE CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A PRE-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

--------------------------------------------------------------------------------

                               HF FINANCIAL CORP.

                             225 SOUTH MAIN AVENUE
                        SIOUX FALLS, SOUTH DAKOTA 57102

                            ------------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                               NOVEMBER 20, 1996

                            ------------------------

INTRODUCTION

    This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of HF Financial Corp. (the "Corporation") to be used at the Annual Meeting of Stockholders of the Corporation (the "Meeting"), to be held at the Best Western Ramkota Inn located at 2400 North Louise Avenue, Sioux Falls, South Dakota, on November 20, 1996, at 2:00 p.m., Sioux Falls, South Dakota time, and at all adjournments or postponements of the Meeting. The accompanying Notice of Meeting, proxy card and this Proxy Statement are first being mailed to stockholders on or about October 15, 1996. Certain of the information provided herein relates to Home Federal Savings Bank ("Home Federal" or the "Bank"), a wholly owned subsidiary and the primary operating entity of the Corporation.

    At the Meeting, the stockholders of the Corporation are being asked to consider and vote upon the election of three directors of the Corporation, to approve an amendment to the Corporation's 1991 Stock Option and Incentive Plan to increase the number of shares reserved for issuance under such Plan from 302,000 to 552,000, to approve the adoption of the Corporation's 1996 Director Restricted Stock Plan, and a proposal to ratify the appointment of McGladrey & Pullen, LLP as the Corporation's independent auditors for the fiscal year ending June 30, 1997.

    The close of business on September 23, 1996, has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any and all adjournments thereof. Only stockholders of record at that time are entitled to notice of and to vote at the Annual Meeting. The total number of shares of Common Stock, par value $.01 per share, of the Corporation (the "Common Stock") outstanding on the Record Date was 3,017,123, which are the only securities of the Corporation entitled to vote at the Annual Meeting. Each stockholder is entitled to one vote on all matters to be voted on at the Annual Meeting for each share of Common Stock held in the shareholder's name as of the Record Date.

VOTING RIGHTS AND PROXY INFORMATION

    All shares of Common Stock represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. Directors shall be elected by a plurality of the votes present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. In all matters, the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote on the matter shall be the act of the stockholders. The Corporation does not know of any matters, other than as described in the Notice of Meeting, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy will have the discretion to vote on such matters in accordance with their best judgment.

    If no instructions are indicated, properly executed proxies will be voted FOR election of the nominees for director named herein, FOR the approval of the amendment to the Corporation's 1991 Stock Option and Incentive Plan, FOR the adoption of the Corporation's 1996 Director Restricted Stock Plan, and FOR the proposal to ratify the appointment of McGladrey & Pullen, LLP. Proxies marked as abstaining with respect to a proposal have the same effect as votes against the proposal. If an executed proxy card is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the Meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matter. One-third of the shares of the Corporation's Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Meeting.

    A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with the Secretary of the Corporation at or before the Meeting a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Corporation at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Donald F. Bertsch, Acting Secretary, HF Financial Corp., 225 South Main Avenue, Sioux Falls, South Dakota 57102.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

    The following table sets forth certain information regarding ownership of the Common Stock as of October 1, 1996, by (i) each person known to the Corporation to own beneficially more than 5% of the Common Stock, (ii) each director of the Corporation, (iii) each officer named in the executive compensation table on page 6 of this Proxy Statement, and (iv) all directors and officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.

                                                      AMOUNT AND NATURE OF    PERCENTAGE OF
BENEFICIAL OWNER                                      BENEFICIAL OWNERSHIP  OUTSTANDING STOCK
----------------------------------------------------  --------------------  -----------------
John T. Vucurevich (1) .............................          298,700                9.90%
  629 Quincy Street
  PO Box 170
  Rapid City, SD 57709

HF Financial Corp. Employee Stock Ownership Plan
  (2) .                                                       205,561                6.81%
  225 South Main Avenue
  Sioux Falls, South Dakota 57102

Jeffrey L. Gendell (3) .............................          175,100                5.80%
  Tontine Partners, L.P.
  31 West 52nd Street, 17th Floor
  New York, New York 10019

Curtis L. Hage, Chairman, President and Chief
  Executive Officer and Director (4)................          114,540                3.73%

Donald F. Bertsch (5) ..............................           59,080                1.95%

Paul J. Hallem, Director (6) .......................           41,614                1.38%

Robert L. Hanson, Director (6) .....................           14,394               *

Mark A. Jerstad, Ph.D., Director (6) ...............            8,794               *

Linda Laskowski ....................................              500               *

Jeffrey G. Parker, Director (6) ....................           10,394               *

Wm. G. Pederson ....................................            1,000               *

Thomas L. Van Wyhe .................................            1,000               *

Directors and executive officers as a group (13
  persons) (7) .....................................          282,147                9.08%

*Indicates individual owns less than one percent of outstanding shares of Common Stock.

------------------------

(1) The above information regarding beneficial ownership by Mr. John T. Vucurevich is as reported in a Schedule 13D dated August 4, 1995.

(2) Includes 101,482 shares allocated to the individual accounts of employees, officers and directors, with respect to which such individuals are deemed to have sole voting and no investment power. Each participant may instruct the Employee Stock Ownership Plan ("ESOP") trustee, Firstar Bank of Minnesota, N.A., as to the voting of the shares allocated to such participant's account under the ESOP. Unallocated shares and shares for which voting instructions are not received shall be voted by the ESOP trustee in the same ratio as the shares with respect to which instructions are received. The ESOP trustee may be deemed under applicable regulations to "beneficially own" the 104,079 shares owned by the ESOP which have not been allocated to participants.

(3) The above information regarding beneficial ownership by Mr. Jeffrey L. Gendell is as reported in a Schedule 13D dated April 18, 1996.

(4) Includes 43,782 shares held directly or held by certain members of Mr. Hage's family, with respect to which shares Mr. Hage may be deemed to have sole or shared voting and/or investment power. Also includes awards of 14,448 shares of Common Stock and 51,710 shares subject to options granted to Mr. Hage under the Bank's Management Recognition and Retention Plan and Trust (the "MRP") and the Corporation's 1992 Stock Option and Incentive Plan (the "Stock Option Plan"), respectively. Also includes 4,600 shares allocated to Mr. Hage's account under the ESOP.

(5) Includes 49,106 shares held directly by Mr. Bertsch with sole voting and/or investment power. Also includes awards of 3,610 shares of Common Stock and 4,000 shares subject to options granted to Mr. Bertsch under the Bank's MRP and the Stock Option Plan, respectively. Also includes 2,364 shares allocated to Mr. Bertsch's account under the ESOP.

(6) Includes options granted under the Stock Option Plan and the MRP, respectively as follows: Hallem-- 10,192, 6,422; Hanson--6,974, 1,000; Jerstad--6,795, 1,000; and Parker--6,794, 1,000.

(7) Includes shares held directly, as well as 10,327 shares allocated under the ESOP and 32,646 shares granted under the MRP and 86,622 shares subject to options granted under the Stock Option Plan, which are currently exercisable and are held in retirement accounts or held by certain members of the named individuals' families, or held by trusts of which the named individual is a trustee or substantial beneficiary, with respect to which shares the respective directors and officers may be deemed to have sole or shared voting and investment power.

                       PROPOSAL I--ELECTION OF DIRECTORS

    The Corporation's Board of Directors currently consists of eight members, five of which were elected by the shareholders. The Board is divided into three classes, one class of the directors is elected annually. Directors of the Corporation are generally elected to serve for a three-year term or until their respective successors are elected and qualified. All nominees have agreed to stand for election at the annual meeting. If, prior to the annual meeting, the Board of Directors learns that any nominee will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies which would have otherwise been voted for such nominee will be voted for a substitute nominee, if any, elected by the Board.

INFORMATION WITH RESPECT TO NOMINEES AND CONTINUING DIRECTORS

    The principal occupation and business experience for the last five years and certain other information with respect to each nominee for election as a director and the other directors of the Corporation are set forth below. The information concerning the nominees and the continuing directors has been furnished by them to the Corporation.

INFORMATION ABOUT NOMINEES

    CURTIS L. HAGE, age 50, a Class III Director, is Chairman, President and Chief Executive Officer of the Corporation. Mr. Hage was elected Chairman of the Board of Directors of the Corporation in September 1996 and has held the position of President and Chief Executive Officer of the Corporation since February 1991. Mr. Hage joined the Bank in 1968 and served in various capacities prior to being elected its Executive Vice President in 1986. He was elected to the Board of Directors of the Bank in October 1986.

    JEFFREY G. PARKER, age 49, a Class III Director, is President and Chief Executive Officer of Parker Transfer and Storage, Inc., Sioux Falls, South Dakota, a moving and storage company. He has held his current position since 1969.

    THOMAS L. VAN WYHE, age 46, a Class III Director, was elected on July 26, 1996, by the Corporation's Board of Directors to fill a vacancy created on that date by the Board's decision to increase its membership from seven to eight members. Mr. Van Wyhe is President of JSI Trane, Sioux Falls, South Dakota, an air conditioning and heating sales and service company. He has been employed in various capacities by that organization since 1973 and has held his present position since 1994.

INFORMATION ABOUT CONTINUING DIRECTORS

    PAUL J. HALLEM, age 70, a Class I Director, is currently retired. Prior to his retirement in February 1991, Mr. Hallem was President and Chief Executive Officer of the Bank, a position he had held since 1986. Mr. Hallem has over 39 years of experience in the savings and loan industry.

    ROBERT L. HANSON, age 50, a Class II Director, is Chief Executive Officer of Harold's Photo Centers located in Sioux Falls, South Dakota, a position he has held since 1980.

    MARK A. JERSTAD, PH.D., age 54, a Class I Director, is President and Chief Executive Officer of The Evangelical Lutheran Good Samaritan Society, a Christian, nonprofit organization, that provides services to senior citizens. He has been employed in various capacities by that organization since 1985 and has held his present position since October 1989.

    LINDA LASKOWSKI, age 46, a Class II Director, was elected on July 26, 1996, by the Corporation's Board of Directors to fill a vacancy created by the retirement of former Board member Lee E. Engen. Ms. Laskowski is the Vice President-Telephony of U S WEST, a telecommunications company. She has been with that organization in various capacities since June 1973. Ms. Laskowski became a member of the Home Federal Savings Bank Board of Directors on October 1, 1995.

    WM. G. PEDERSON, age 40, a Class I Director, was elected on July 26, 1996, by the Corporation's Board of Directors to fill a vacancy created on June 30, 1996, by the retirement of former Board member Douglas L. Hunter. Mr. Pederson is Owner, President and Chief Executive Officer of PAM Oil, Inc., Sioux Falls, South Dakota, a wholesale distributor of automotive products. He has held his current position since 1986 and has been with the organization since 1978.

    The Board of Directors of the Bank is currently comprised of the same eight members as the Board of Directors of the Corporation. Because the Corporation owns all of the issued and outstanding shares of capital stock of the Bank, the Corporation elects the directors of the Bank.

MEETINGS OF THE BOARD OF DIRECTORS, COMMITTEES AND COMPENSATION

    MEETINGS AND COMPENSATION OF THE CORPORATION'S BOARD OF DIRECTORS. Meetings of the Corporation's Board of Directors are generally held on a quarterly basis. The Board of Directors met 11 times during fiscal 1996. During fiscal 1996, no incumbent director of the Corporation attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which they served. In fiscal 1996, non-employee directors received fees of $1,000 per month and a $300 fee for attendance at committee meetings of which they are a member. Employee directors receive no fees for their services as a director.

    COMMITTEES OF THE CORPORATION. The Board of Directors of the Corporation has standing Audit and Personnel, Compensation and Benefits Committees.

    The Audit Committee recommends independent auditors to the Board, reviews the results of the auditors' services, reviews with management and the internal auditors the systems of internal control and internal audit reports and assures that the books and records of the Corporation are kept in accordance with applicable accounting principles and standards. The members of the Audit Committee are Directors Hallem (Chairman), Jerstad and Parker. The Audit Committee held three meetings in fiscal 1996.

    The Personnel, Compensation and Benefits Committee is composed of Directors Jerstad (Chairman), Hanson and Parker. The Personnel, Compensation and Benefits Committee is responsible for administering the Corporation's Stock Option Plan and reviews compensation and benefit matters. The Personnel, Compensation and Benefits Committee held three meetings during fiscal 1996.

    The entire Board of Directors acts as a Nominating Committee for selecting nominees for election as directors. While the Board of Directors of the Corporation will consider nominees recommended by stockholders, the Board has not actively solicited such nominations. Pursuant to the Corporation's Bylaws, nominations by stockholders must be delivered in writing to the Secretary of the Corporation at least 30 days before the date of the Meeting.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

    The following table sets forth information concerning the compensation paid by Home Federal for services in all capacities rendered during the three fiscal years ended June 30, 1994, 1995 and 1996 to the Corporation's Chief Executive Officer and for the Chief Financial Officer for fiscal year ended June 30, 1996. No other officer received compensation in excess of $100,000 during fiscal 1996. The Corporation's Officers do not receive any cash compensation from the Corporation for their services performed in their capacities as officers of the Corporation.

                                                                               LONG TERM COMPENSATION AWARDS
                             ANNUAL COMPENSATION                               ------------------------------    ALL OTHER
-----------------------------------------------------------------------------  RESTRICTED STOCK    OPTIONS/    COMPENSATION
NAME AND PRINCIPAL POSITION                    YEAR     SALARY ($)  BONUS ($)    AWARD(S) ($)      SARS (#)         ($)
-------------------------------------------  ---------  ----------  ---------  -----------------  -----------  -------------
Curtis L. Hage, President &                       1996  $  180,000  $   4,028            -0-             -0-          9,445(1)
  Chief Executive Officer                         1995  $  172,500  $   2,756            -0-          14,694          9,257(1)
                                                  1994  $  155,000  $  15,000            -0-           3,182          8,816(1)

Donald F. Bertsch, Senior                         1996  $  100,000  $   3,702            -0-             -0-         13,171(2)
  Vice President & Chief                          1995  $   95,800  $   1,531            -0-           6,122         11,346(2)
  Financial Officer                               1994  $   85,800  $   7,500            -0-           1,818         12,155(2)

------------------------

(1) Includes $5,850 and $3,595 for 1996, $5,187 and $4,070 for 1995, and $4,362
    and $4,454 for 1994, which represents the Bank's contributions to the Pension Plan and the ESOP, respectively, on behalf of Mr. Hage.

(2) Includes $10,641 and $2,530 for 1996, $8,905 and $2,441 for 1995, and $9,847
    and $2,308 for 1994, which represents the Bank's contributions to the Pension Plan and the ESOP, respectively, on behalf of Mr. Bertsch.

OPTION GRANTS IN LAST FISCAL YEAR

    There were no options granted to executive officers during the year ended June 30, 1996.

AGGREGATE JUNE 30, 1996, OPTION VALUES

    The following table provides information regarding the number and value of options granted to the Corporation's Chief Executive and Chief Financial Officers at June 30, 1996.

                                                             NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED
                                                                OPTIONS/SARS AT          IN-THE-MONEY OPTIONS/
                                                                   FY-END (#)              SARS AT FY-END (1)
                             SHARES ACQUIRED     VALUE     --------------------------  --------------------------
NAME                         ON EXERCISE (#)  REALIZED ($) EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
---------------------------  ---------------  -----------  -----------  -------------  -----------  -------------
Curtis L. Hage.............           N/A            N/A       51,710        10,090     $ 513,036    $    29,353
Donald F. Bertsch..........        20,000      $ 200,000        4,000         4,402     $  15,712    $    13,015

------------------------

(1) Represents the aggregate market value (market price of the Common Stock less the exercise price) of the option granted based upon the average of the bid and asked price of $15.00 per share of the Common Stock as reported on the NASDAQ National Market System on June 30, 1996.

EMPLOYMENT AGREEMENTS

    On April 23, 1992, the Bank entered into employment agreements with Messrs. Hage and Bertsch. Amendments to those agreements were approved by the Board in July of 1995. The employment agreements as amended provide for annual base salaries as determined by the Board of Directors, which may be not less than the employee's salary as of April 8, 1992, as increased since that date. Salary increases are reviewed not less often than annually, and are subject to the sole discretion of the Board of Directors. Each employment agreement provides for an initial term of three years which, as of the end of each year, is extended for one additional year upon authorization by the Board of Directors. Each agreement addresses the employee's termination due to death, as well as termination for cause or due to certain other events specified by regulations of the Office of Thrift Supervision ("OTS"). The employment agreements as amended are terminable by the employees upon 90 days' prior written notice to the Bank. Each amended agreement provides for payment to the employee, in the event there is a change in control as defined in the agreements, of the Corporation or Home Federal, where employment terminates involuntarily in connection with such change in control or within 24 months thereafter. In such an event, the employee is entitled to payment of the remaining salary payable under the agreement, as well as certain benefits, plus a termination payment equal to 299% of the employee's compensation then in effect under the employment agreement, provided that payments under the agreement may not exceed an amount that would cause certain adverse tax consequences to the Bank and the employee under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). Such termination payments are also provided on a similar basis in the event of a voluntary termination of employment due to a loss of the employee's status in connection with a change in control that was at any time opposed by the Bank's or the Corporation's Board of Directors. Assuming a change in control were to take place as of June 30, 1997, the aggregate amount payable to Mr. Hage and Mr. Bertsch, pursuant to this change in control provision would be approximately $472,500 and $257,294, respectively. The employment agreements provide for, among other things, participation in an equitable manner in employee benefits applicable to executive personnel. On May 8, 1996, the Board of Directors extended Mr. Hage's and Mr. Bertsch's amended employment agreements by one year to April 7, 1999.

PENSION PLAN

    The Corporation sponsors a defined benefit pension plan for its employees (the "Pension Plan"). An employee is eligible to participate in the Pension Plan upon the completion of one year of service and upon reaching the age of 21. That participation is retroactive to the previous July 1. A participant must complete five years of service before such participant earns a vested interest in accrued retirement benefits, at which time the participant is 100% vested. The Pension Plan is funded solely through contributions made by the Corporation. It is anticipated that this obligation will be funded through the Corporation's future earnings.

    The following table sets forth, as of June 30, 1996, estimated annual pension benefits for individuals at age 65 payable in the form of a life annuity under the most advantageous Pension Plan provisions for various levels of compensation and years of service. The figures in this table are based upon the assumption that the individual is age 65 as of June 30, 1996, with a specified number of years of service as calculated under the Pension Plan.

                            YEARS OF SERVICE
               ------------------------------------------
REMUNERATION      10         20         30         40
-------------  ---------  ---------  ---------  ---------
 $    50,000   $   9,236  $  19,481  $  29,726  $  32,360
      75,000      14,736     30,981     47,226     51,173
     100,000      16,512     34,224     51,937     56,038
     125,000      16,842     34,554     52,267     56,238
     150,000      17,172     34,884     52,597     56,438
     175,000      17,172     34,884     52,597     56,438

    The benefit provided to a participant at normal retirement age (65 or if later, the tenth anniversary of initial date of participation) is generally based on the average of the participant's monthly compensation during which the participant's compensation was highest ("average monthly compensation"). Compensation for this purpose includes all taxable compensation paid to the participant, which includes salary, bonus and restricted stock awards, upon vesting. Compensation for 1996 was limited to $150,000 as stated under Section 401(a)(17) of the Code. The monthly benefit provided to a participant who retires at age 65 is equal to 1.00% of average monthly compensation for each year of service up to a maximum of 30 years plus
 .65% of average monthly compensation in excess of "covered compensation" (as defined in the Pension Plan) also multiplied by the participant's number of years of service, up to a maximum of 30, without offset of the participant's anticipated Social Security benefits.

    A participant is eligible for an early retirement benefit upon the attainment of age 62, provided such participant has participated in the Pension Plan for a minimum of seven years. The monthly benefit payable at early retirement is the actuarial value of the participant's accrued benefit. If a participant continues to work beyond age 65, the participant is entitled to the greater of: (i) such participant's benefit taking into account all service and salaries or (ii) the actuarial increase of the benefit that would have been payable had the participant retired on the normal retirement date. In the event of termination of employment for any reason other than death, disability or early or normal retirement, a participant is still entitled to 100% of the participant's accrued normal retirement benefit, provided that the participant is vested.

    The normal form of benefit is a monthly income payable for life. A participant may elect, at the time of retirement, several optional forms of benefits which are the actuarial equivalent of the normal form, such as the joint and survivor benefits for married participants or an actuarially equivalent lump sum payment.

    At June 30, 1996, the estimated credited years of service of Mr. Hage was
25.6 years. Mr. Hage had $150,000 of compensation covered under the Pension Plan during fiscal 1996; however, Mr. Hage's benefits payable under the Pension Plan upon retirement would be limited because his salary level exceeds the maximum covered compensation under the Pension Plan.

    At June 30, 1996, the estimated credited years of service of Mr. Bertsch was
5.6 years. Mr. Bertsch had approximately $20,000 projected annual compensation under the Pension Plan based on fiscal 1996.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Personnel, Compensation and Benefits Committee has furnished the following report on executive compensation:

    Since its inception, the Personnel, Compensation and Benefits Committee of the Board of Directors has been responsible for supervising and recommending for full Board approval the compensation and benefits of the executive officers of the Bank. The Committee has reviewed, at least annually, competitive salary levels at other financial institutions and set salary ranges for executive officer positions based on a philosophy of placing the average of the range in relation to the competitive value of the position. From this reference point, the base salaries of executive officers of the Bank have been set to be commensurate with their experience, scope of duties and responsibilities and overall level of performance.

    At present, the executive compensation program is comprised of salary, bonuses, incentive opportunities in the form of stock options, stock appreciation rights and restricted stock, and miscellaneous benefits typically offered to executives of similar corporations. Along with other eligible employees, executive officers also participate in a defined benefit retirement program and an Employee Stock Ownership Plan.

    The compensation and bonuses for all executive officers, including the Chief Executive Officer, have been based on the performance of the organization. Specific areas that the Personnel, Compensation and Benefits Committee has reviewed to determine the salary increases are return on assets, interest rate risk measurements, capital ratios, delinquency ratios and regulatory ratings. In addition, during fiscal 1996, in setting the compensation for the Chief Executive Officer, the Personnel, Compensation and Benefits Committee also took into consideration peer group comparisons of compensation for chief executive officers and the contribution of the Chief Executive Officer to the overall performance of the Bank.

    Annual incentive plans for executive officers and the entire staff of the Bank were developed and implemented in fiscal year 1996. Specific goals for the organization were established along with specific goals for individual departments. This program was developed to enhance shareholder value and enable the organization to attract and retain competent management and employees.

    The foregoing report is furnished by Messrs. Jerstad (Chairman), Hanson and Parker.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Dr. Jerstad, who is President and Chief Executive Officer of The Evangelical Lutheran Good Samaritan Society, serves on the Personnel, Compensation and Benefits Committee of the Board of Directors for purposes of setting compensation levels for Home Federal for fiscal 1996. Concurrently, Mr. Hage, President and Chief Executive Officer, serves on The Evangelical Lutheran Good Samaritan Society as Chairman of the Board of Directors and the Executive Committee thereof which sets compensation for the executives of that organization.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

    The following line graph compares the cumulative total stockholder return on the Corporation's Common Stock to the cumulative total return of the NASDAQ U.S. and Foreign Total Return Index and the NASDAQ Bank Stock Index for the period March 31, 1992, through June 30, 1996. The graph assumes that $100 was invested on March 31, 1992, and that all dividends were reinvested. The Corporation's Common Stock began trading on the NASDAQ National Market System on April 8, 1992.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

      TOTAL RETURN TO
       SHAREHOLDERS
March 1992 and June 1996
                                    NASDAQ US AND           NASDAQ
                                   FOREIGN RETURN       BANK STOCK      HF FINANCIAL
                                            INDEX            INDEX             CORP.
3/31/92                                  $100.000         $100.000          $100.000
6/30/92                                   $93.215         $109.025          $145.000
9/30/92                                   $96.742         $112.420          $153.517
12/31/92                                 $112.278         $129.827          $177.328
3/31/93                                  $114.835         $143.649          $217.726
6/30/93                                  $117.623         $138.827          $222.524
9/30/93                                  $127.438         $151.752          $257.125
12/31/93                                 $129.996         $148.055          $232.583
3/31/94                                  $124.571         $146.265          $228.668
6/30/94                                  $118.256         $157.886          $263.913
9/30/94                                  $128.241         $159.612          $299.307
12/31/94                                 $125.766         $147.476          $258.867
3/31/95                                  $136.498         $161.523          $263.068
6/30/95                                  $155.103         $178.296          $334.063
9/30/95                                  $178.516         $201.278          $330.563
12/31/95                                 $180.161         $219.698          $329.614
3/31/96                                  $188.890         $228.426          $304.262
6/30/96                                  $203.578         $232.295          $327.825

CERTAIN TRANSACTIONS

    The Bank, like many financial institutions, has followed a policy of granting to officers, directors and employees loans secured by the borrower's residence and consumer loans. Consumer loans to non-officer employees are originated at one percent below Home Federal's quoted interest rate. In addition, in connection with single-family mortgage loans made to non-officer employees, all in-house closing costs, expenses and points are waived. If the employee relationship ceases, the terms of the loan revert back to the terms that would have applied but for the employee-employer relationship. All loans to the Bank's officers and directors are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions prevailing at the time, and do not involve more than the normal risk of collectibility or present other unfavorable features. All loans by the Bank to its directors and executive officers are subject to OTS regulations restricting loans and other transactions with affiliated persons of the Bank. Federal law requires that all such loans be made on terms and conditions comparable to those for similar transactions with non-affiliates. All loans from the Bank to its officers, directors, key employees or their affiliates are approved by the Bank's Loan Committee and ratified by the Bank's Board of Directors.

    The Corporation intends that all transactions between the Corporation or the Bank and its officers, directors, holders of 10% or more of the shares of any class of its Common Stock and affiliates thereof, will contain terms no less favorable to the Corporation than could have been obtained by it in arm's-length negotiations with unaffiliated persons and will be approved by a majority of disinterested directors of the Corporation, if any.

    There were no loans made by Home Federal Savings Bank to its directors and executive officers whose aggregate indebtedness to Home Federal Savings Bank exceeded $60,000 at any time since June 30, 1995.

    At June 30, 1996, Home Federal had approximately $94,500 (or 0.2% of the Corporation's stockholders' equity) of loans to directors, executive officers and affiliates of such persons.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and executive officers, and persons who own more than 10% of a registered class of the Corporation's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Corporation. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file. To the Corporation's knowledge, based solely on a review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, during the fiscal year ended June 30, 1996, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

                         PROPOSAL II--AMENDMENT TO THE
               CORPORATION'S 1991 STOCK OPTION AND INCENTIVE PLAN

BACKGROUND AND SUMMARY OF PLAN

    On September 18, 1996, the Personnel, Compensation and Benefits Committee of the Corporation's Board of Directors (the "Committee"), subject to shareholder approval, amended the Corporation's 1991 Stock Option and Incentive Plan (the "Plan") to increase the number of shares of Common Stock reserved for issuance pursuant to the Plan from 302,000 to 552,000. The purpose of the Plan is to strengthen the Corporation's ability to attract and retain key employees and to furnish additional incentives to such persons by encouraging them to become owners of Common Stock. The Plan provides for the granting of options, restricted stock and stock appreciation rights to designated employees, non-employees and consultants of the Corporation.

    Copies of the Plan and the amendment to the Plan are available for examination at the main office of the Corporation located at 225 South Main Avenue, Sioux Falls, South Dakota, and will be mailed at no charge to any shareholder who requests a copy. A copy of the Plan will also be available for examination at the Meeting.

    The closing price of the Corporation's Common Stock on October 1, 1996, as reported on the NASDAQ National Market System, was $14.75 per share.

DESCRIPTION OF THE PLAN

    Stock options, stock appreciation rights ("SARs"), limited SARs and restricted stock awards may be granted to directors and officers of the Corporation under the Plan. Options granted under the Plan may be either options that qualify as "incentive stock options" (options that afford tax treatment to recipients upon compliance with certain restrictions and that do not normally result in tax deductions to the employer) or options that do not so qualify. In the event of a change in control of the Corporation, outstanding options may become immediately exercisable and restricted stock and SARs may become fully vested. The exercise price of stock options granted under the Plan is required to be at least equal to the fair market value per share of the stock on the date of grant. These share amounts are subject to adjustment in the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other relevant capitalization change.

    The Plan provides for the grant of SARs at any time, whether or not the participant then holds stock options granting him or her the right to receive the excess of the market value of the shares represented by the SARs on the date exercised over the exercise price. SARs generally will be subject to the same terms and conditions and exercisable to the same extent as stock options.

    The Plan also provides for the grant of restricted stock, subject to forfeiture, if the participant fails to remain in the continuous services of the Corporation, or one of its subsidiaries, as a director, officer or employee for a stipulated period. The holder of restricted stock shall have all of the rights of a stockholder, including the right to receive dividends (with payment deferred if the Committee so decides) and the right to vote the shares. The participant may not, however, sell, assign, transfer, pledge or otherwise encumber any of the restricted stock during the restricted period.

PROPOSED PLAN AMENDMENT

    Of the 302,000 shares of Common Stock reserved by the Corporation for grant pursuant to the Plan, 245,939 were subject to options as of the date of this proxy statement. Because few additional shares are available for grant under the Plan, the Corporation's Board of Directors recommends that the shareholders approve the amendment to increase the shares available for issuance pursuant to the Plan.

ADMINISTRATION

    The Plan is administered by the Committee, which consists exclusively of non-employee directors. The Committee has the authority to amend or terminate the Plan subject, in certain cases, to Shareholder approval and to grant options, restricted stock and stock appreciation rights determine the terms and restrictions of such grants, select the employees to whom such grants are made, promulgate rules relating to the Plan and to take other actions necessary or advisable for the administration of the Plan.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    Under the Plan, stock options may be issued (i) as incentive stock options within the meaning of Section 422 of the Code, (ii) as non-statutory stock options that do not qualify as incentive stock options, or (iii) a combination of both. There is no taxable income to a participant as a result of the grant of an incentive stock option or the exercise of an incentive stock option if the participant does not dispose of the acquired stock for certain time periods. However, the difference between the fair market value of the shares of Common Stock under the option at the time of exercise and the option price will generate a tax preference item that could result in an alternative minimum tax liability for the employee. Upon sale of such shares, the difference between the sale price and the option price will generally be taxable income. The Corporation is not entitled to a federal income tax deduction upon the grant or exercise of incentive stock options. Generally, there is no taxable income to a participant as a result of the grant of a non-statutory stock option. However, upon exercise, the participant will realize taxable income equal to the difference between the fair market value of the Common Stock at the time of exercise and the option price. The Corporation is not entitled to a tax deduction upon the grant of a non-statutory stock option, but is entitled to a tax deduction equal to the participant's taxable income realized upon the exercise of the stock option. Restricted stock granted under this Plan is subject to restrictions on its ownership and sale rights. There is no tax upon the granting of restricted stock, but it is fully taxable as is nonforfeitable. The Corporation receives a tax deduction at that time equal to the value of the restricted stock when restrictions lapse. The foregoing statements are based on current federal income tax laws and regulations and are subject to changes in such tax laws and regulations, or interpretations thereof.

    The Corporation's Board of Directors recommends that you vote in favor of increasing the number of authorized shares of the Corporation's Common Stock subject to its 1991 Stock Option and Incentive Plan.

                         PROPOSAL III--ADOPTION OF THE
               CORPORATION'S 1996 DIRECTOR RESTRICTED STOCK PLAN

    On September 18, 1996, the Committee adopted and approved the Corporation's 1996 Director Restricted Stock Plan (the "Director Restricted Stock Plan"), subject to shareholder approval, pursuant to which awards of restricted shares of Common Stock ("Restricted Shares") will be made to outside directors of the Corporation. The purpose of the Director Restricted Stock Plan is to promote the interests of the Corporation and its shareholders by establishing a direct line between the financial interests of the Corporation's outside directors and the performance of the Corporation, thereby enabling the Corporation to attract and retain highly competent individuals to serve as its outside directors.

    The Plan provides for an annual grant of Restricted Shares to each outside (non-employee) director in a number of full shares equaling each director's annual retainer, of $13,000, with any excess amounts being paid to the Corporation's directors in cash rather than in fractional shares. The Plan provides that the directors' annual retainer be increased annually as of July 1, in an amount equal to the increases in the Consumer Price Index, North Central Urban Consumers for the twelve month period ending each previous April 30. Outside directors will no longer be eligible to receive any grants under the 1991 Stock Option and Incentive Plan.

    Copies of the Director Restricted Stock Plan are available for examination at the main office of the corporation located at 225 South Main Avenue, Sioux Falls, South Dakota and will be mailed at no charge to any shareholder who requests a copy. A copy of the Director Restricted Stock Plan will also be available for examination at the meeting.

DURATION; SHARE AUTHORIZATION

    The Director Restricted Stock Plan will become effective on January 1, 1997, subject to the approval of the Corporation's shareholders, and will remain effective until January 1, 2007, unless terminated earlier by the Corporation's Board of Directors, acting through the Committee.

    The maximum number of shares of Common Stock which may be issued or delivered and as to which awards will be granted under the Director Restricted Stock Plan is 50,000 shares. These share amounts are subject to adjustment in the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other relevant capitalization change.

    The shares of Common Stock issued or delivered under the Director Restricted Stock Plan will be authorized and unissued shares. Forfeited Restricted Shares may again be subject to awards under the Director Restricted Stock Plan.

ADMINISTRATION

    The Director Restricted Stock is to be administered by the Committee or such other committee as the Board may designate. The Committee will establish rules and guidelines relating to the Director Restricted Stock Plan and take such other action as may be necessary for the proper administration of the director Restricted Stock Plan. The Committee is granted no discretion in determining which directors are eligible, the amount, terms and/or restrictions of such awards.

PARTICIPANTS

    All outside directors of the Corporation will receive an award under the Director Restricted Stock Plan. At the present time, seven persons are eligible to participate in the Director Restricted Stock Plan.

AWARDS UNDER DIRECTOR RESTRICTED STOCK PLAN

    The awards made under the Director Restricted Stock Plan are formula awards which are annually granted to outside directors, with the number of shares of Restricted Stock awarded equal to the directors' annual retainer. In general, Restricted Shares will be non-transferable and subject to a risk of forfeiture during the period of a director's service on the Corporation's Board of Directors. In all events, a director must complete one year of service before these restrictions lapse, even if Board service ends before that date. Once that year of service is completed, all Restricted Shares become nonforfeitable upon a change in control, even before the director's service ends. Generally, a director may not sell restricted shares until Board service ends.

    As soon as practicable after the date of grant of Restricted Shares, stock certificates representing such shares will be registered in the name of the participant. During the restriction period, these certificates will be held in custody by the Corporation or its designee. Despite the restrictions, the participant will be the registered owner of the Restricted Shares and will have the right to vote and receive dividends and distributions, if any, with respect to such shares.

TERMINATION AND AMENDMENT

    The Corporation's Board of Directors may amend or terminate the 1996 Director Restricted Stock Plan but, without a participant's consent, no such action shall affect or in any way impair the rights of such participant under any award granted prior to such action.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following is a brief summary of the principal federal income tax consequences of awards under the Director Restricted Stock Plan based upon current federal income tax laws. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

    Due to the presence of transfer and forfeiture restrictions, a grant of Restricted Shares has generally no tax consequences to the Corporation or the participant. Except as discussed below, the full fair market value of Common Stock issued as Restricted Shares will be taxed as ordinary income to the participant when the restrictions on the stock expire, with such value being determined at the time of such expiration. The Corporation will receive a corresponding tax deduction at the same time. Dividends received by the participant during the restriction period are treated as income and therefore are taxed as ordinary income to the participant and are deductible by the Corporation. Dividends received after the restriction period are treated as dividends to the participant and are not deductible by the Corporation.

    The participant may, under Section 83(b) of the Code, elect to report the current fair market value of Restricted Shares as ordinary income in the year of grant of the Restricted Shares, even though the shares of Common Stock are subject to forfeiture restrictions. If a participant makes such an election, the Corporation will receive an immediate tax deduction for such fair market value of the shares in the year of grant, but will receive no deduction for any subsequent appreciation during or after the restriction period. In addition, if a Section 83(b) election is made, dividends paid during or after the restriction period will be treated as dividends to the participant and, therefore, will not be deductible by the Corporation.

    In the case of Restricted Shares as to which no Section 83(b) election is filed, the participant's tax basis in the shares of Common Stock received equals the amount of ordinary income recognized by the participant upon the lapse of the restrictions with respect to such shares plus any amount paid by the participant for the shares. Upon a subsequent sale or exchange of the shares, the amount realized by the participant in excess of his tax basis will be short-term or long-term capital gain or loss, depending on whether the participant has held the shares for at least one year after the restrictions lapse. The Corporation will receive no additional deduction at the time of disposition of the Common Stock by the participant.

    In the case of Restricted Shares as to which a Section 83(b) election is made, any appreciation in the value of the subject shares of Common Stock after a date of grant will be recognized as capital gain by the participant at such time as the participant disposed of the shares in a taxable transaction. Any capital gain then realized will be long-term or short-term, depending upon whether the participant has held the shares for at least one year from the date of grant.

    The Corporation's Board of Directors recommends that you vote in favor of adopting the 1996 Director Restricted Stock Plan.

            PROPOSAL IV--RATIFICATION OF THE APPOINTMENT OF AUDITORS

    The Board of Directors has renewed the Corporation's agreement for McGladrey & Pullen, LLP to be its auditors for the fiscal year ending June 30, 1997, subject to the ratification of the appointment by the Corporation's stockholders. A representative of McGladrey & Pullen, LLP is expected to attend the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement.

    The Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of McGladrey & Pullen, LLP as the Corporation's auditors for the fiscal year ending June 30, 1997.

                             STOCKHOLDER PROPOSALS

    In order to be eligible for inclusion in the Corporation's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Corporation's executive offices, 225 South Main Avenue, Sioux Falls, South Dakota 57102, no later than May 23, 1997. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

                                 OTHER MATTERS

    The Board of Directors is not aware of any business to come before the Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

    The cost of solicitation of proxies will be borne by the Corporation. The Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, directors and officers of the Corporation and regular employees of the Bank may solicit proxies personally or by telegraph or telephone, without additional compensation.

                                          By Order of the Board of Directors,

                                          /s/ Donald F. Bertsch

                                          DONALD F. BERTSCH
                                          ACTING SECRETARY

Sioux Falls, South Dakota
October 15, 1996

                             REVOCABLE PROXY CARD

                              HF FINANCIAL CORP.
                        ANNUAL MEETING OF STOCKHOLDERS
                              NOVEMBER 20, 1996
           THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints, Paul J. Hallem, Robert L. Hanson, and Mark A. Jerstad, Ph.D., each with the power to act alone and with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held on November 20, 1996, at the Best Western Ramkota Inn located at 2400 North Louise Avenue, Sioux Falls, South Dakota at 2:00 p.m., Sioux Falls, South Dakota time, and at any and all adjournments thereof, as specified on the reverse side of this proxy.

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED HEREON AND THE APPOINTMENT OF MCGLADREY & PULLEN, LLP. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGEMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

                          (CONTINUED ON REVERSE SIDE)

Please mark your votes as indicated in this example

/X/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED BELOW, THE APPROVAL OF THE AMENDMENT TO THE CORPORATION'S 1991 STOCK OPTION AND INCENTIVE PLAN, THE ADOPTION OF THE CORPORATION'S 1996 DIRECTOR RESTRICTED STOCK PLAN, AND THE APPOINTMENT OF MCGLADREY & PULLEN, LLP.

                                                              For all
                                        For all           nominees, except
                                        nominees          as marked below

I. To elect as directors of all           / /                   / /
   nominees listed.

                                                      FOR    AGAINST   ABSTAIN

II.  To approve the amendment to the Corporation's    / /      / /       / /
     1991 Stock Option and Incentive Plan to increase the number of shares of the Corporation's common stock reserved for issuance under such Plan from 302,000 to 552,000.

III. To approve the adoption of the Corporation's     / /      / /       / /
     1996 Director Restricted Stock Plan.

IV.  To ratify the appointment of McGladrey &         / /      / /       / /
     Pullen, LLP as auditors of the Corporation for the fiscal year ending June 30, 1997.


INSTRUCTION: TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE ------------ THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

        Curtis L. Hage       Jeffrey G. Parker    Thomas L. Van Wyhe

                          In their discretion, the proxies are authorized to
                      vote on any other business that may properly come before the Meeting or any adjournment thereof.

                          Should the undersigned be present and elect to vote
                      at the Meeting or at any adjournment thereof, and after notification to the Secretary of the Corporation at the Meeting of the stockholder's decision to terminate this Proxy, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

                          The undersigned acknowledges receipt from the
                      Corporation, prior to the execution of this Proxy, Notice of the Annual Meeting, a Proxy Statement dated October 15, 1996, and the Corporation's Annual Report to Stockholders for the fiscal year ended June 30, 1996.

Signatures(s) _______________________________________________ Date ____________